Exhibit 99.1

For Immediate Release Contact: Gary J. Fuges, CFA ValueClick, Inc. 1.818.575.4677

VALUECLICK NAMES JOHN GIULIANI CHIEF EXECUTIVE OFFICER, JAMES R. ZARLEY NAMED EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

Westlake Village, CA - December 5, 2012 - ValueClick, Inc. (NASDAQ: VCLK) today announced that its board of directors has named Mr. John Giuliani as the Company's new president and chief executive officer, effective immediately.

Mr. Giuliani has served as the Company's chief operating officer since April 2012, overseeing the Company's U.S. Media and Affiliate Marketing businesses. Prior to holding this position, Mr. Giuliani was president of ValueClick's Dotomi division and was chief executive officer of Dotomi at the time of its acquisition by ValueClick in August 2011. Mr. Giuliani is also a member of ValueClick's board of directors.

“This is the perfect time to expand John's role, considering the Company's momentum under his leadership. His early success in bringing our assets together has shown he has the expertise and experience to lead ValueClick through its next phase of growth,” said James R. Zarley, executive chairman of ValueClick. “It gives me great pleasure to welcome John as our new CEO. I am excited about our current growth and outlook for the future, and I look forward to assisting him and the team in expanding ValueClick's leading position in the digital marketing industry.”

Mr. Giuliani succeeds Mr. Zarley, who has been named the Company's executive chairman of the board of directors, and will focus on ensuring a smooth transition of the chief executive officer role to Mr. Giuliani. Mr. Zarley served as the Company's chief executive officer since April 2010, and between 1999 and May 2007, and he has been a member of the Company's board of directors since 1999.

“I am excited to accept the chief executive role, as our integration efforts to date reinforce the fantastic opportunity we have to become a differentiated leader in digital marketing,” said John Giuliani, chief executive officer of ValueClick. “We have a lot of work ahead of us to realize our vision, but we have all the pieces in place to execute and drive results for our clients and shareholders.”

Mr. Zarley succeeds Mr. Martin T. Hart as chairman of the Company's board of directors. Mr. Hart will remain on the Company's board of directors and retain his role as chairman of the board's compensation committee.

Mr. Giuliani's professional experience includes serving as President of North America for Catalina Marketing Services, where he provided behavioral insights, database marketing, and Internet solutions to Fortune 1000 companies. In addition, Mr. Giuliani served four years at ACTMEDIA working with the launch team of the Instant Coupon Machine, as well as in CPG sales and marketing with Beecham Products and Frito-Lay, Inc.

In addition to ValueClick, Mr. Giuliani is a member of the board of directors for Bluestem Brands, Inc. f/k/a Fingerhut Direct Marketing, Inc. Mr. Giuliani has an MBA from Northwestern University's Kellogg Graduate School of Management, as well as a B.S. from the University of Illinois.

About ValueClick
ValueClick, Inc. (NASDAQ: VCLK) is one of the world's largest digital marketing companies. Through a unique combination of data, technology and services, ValueClick increases brand awareness and drives customer acquisition at scale for the world's largest advertisers, and maximizes advertising revenue for tens of thousands of online and mobile publishers. ValueClick's brands include Commission Junction, ValueClick Media, Dotomi, Greystripe, Mediaplex, Smarter.com, CouponMountain.com, Investopedia.com, and PriceRunner. The Company is based in Westlake Village, California, and has offices in major advertising markets worldwide. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, the risk that legislation and governmental regulation could negatively impact the Company's performance, the effects of recent acquisitions on ValueClick's financial results, the potential inability to successfully operate or integrate Dotomi's business, including the potential inability to retain customers, key employees or vendors. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on February 29, 2012; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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